Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Will Davis	Dave Mellin
+1 312-517-5725	+1 720-840-4788
ir@gogoair.com	dmellin@gogoair.com

Gogo Announces Board Leadership Transition

Oakleigh Thorne Named Chairman; Hugh Jones Named Lead Independent Director

CHICAGO – December 29, 2020 – Gogo Inc. (NASDAQ: GOGO) (“Gogo”) today announced that Ronald LeMay has informed the Board of his intention to retire as Chairman and step down from the Board, effective December 31, 2020. Oakleigh Thorne has been elected to succeed Mr. LeMay as Chairman and will continue to serve as Gogo’s President and CEO. Current director Hugh Jones has been elected to serve as Lead Independent Director, also effective December 31, 2020. Following Mr. LeMay’s retirement, the Gogo Board will be comprised of eight directors.

“On behalf of the Board, I want to thank Ron for his excellent stewardship throughout his more than 14-year tenure,” said Mr. Thorne. “Ron was instrumental in guiding the company during some of the most challenging and pivotal times in Gogo’s history; culminating with the successful sale of our CA business to Intelsat earlier this year. I am honored to serve as Chairman as we execute our strategy to capitalize on the opportunities in the business aviation market and drive value for our customers, employees and shareholders.”

“As we embark on this new chapter for Gogo, we’re pleased to appoint Oak to the additional role of Chairman,” said Mr. Jones. “We believe his strategic vision, proven leadership capabilities and ability to execute through market challenges make him the right person to lead the Gogo Board going forward.”

Mr. Jones has been a Gogo director since 2016. He previously served in a variety of leadership roles at Sabre, including President of Sabre Airline Solutions from April 2011 to August 2017. Prior to the Sabre Airline Solutions role, Mr. Jones served as the president and CEO of Travelocity. Mr. Jones has served on the board of directors of the travel technology company Travelport since May 2019.

About Gogo

Gogo is the leading global provider of network and broadband connectivity products and services for the business aviation market. We offer a customizable suite of smart cabin systems for highly integrated connectivity, in-flight entertainment and voice solutions. Gogo’s products and services are installed on thousands of business aircraft of all sizes and mission types from turboprops to the largest global jets, and are utilized by the largest fractional ownership operators, charter operators, corporate flight departments and individuals.

There are more than 1,500 business aircraft currently flying with Gogo’s AVANCE L5 or L3 installed. As of September 30, 2020, Gogo reported 5,577 aircraft flying with Gogo’s air-to-ground (ATG) systems onboard, and 4,737 aircraft with satellite connectivity installed. Gogo expects to end 2020 with more than 5,700 ATG subscribers online. Connect with us at business.gogoair.com.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this press release include “forward-looking statements” that are based on management’s beliefs and assumptions and on information currently available to management. Most forward-looking statements contain words that identify them as forward-looking, such as “anticipates,” “believes,” “continues,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms that relate to future events. Forward-looking statements involve known and unknown risks, trends and uncertainties, many of which may be beyond our control, that may cause Gogo’s actual results, performance or achievements to be materially different from any projected results, performance or achievements expressed or implied by the forward-looking statements. Such risks, trends and uncertainties include those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2020, our quarterly report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on August 10, 2020, and our quarterly report on Form 10-Q for the quarter ended September 30, 2020, as filed with the SEC on November 9, 2020.

Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.